                                                                       EXHIBIT 8

[Date]


Board of Directors
Commercial Federal Corporation
2120 South 72nd Street
P.O. Box 1103, Downtown Station
Omaha, NE  68101

Members of the Board:


Commercial Federal Corporation has requested our opinion regarding the Federal income tax consequences of the proposed merger of First National Bank Shares, Ltd. (hereinafter, Company) into Commercial Federal Corporation (hereinafter, Commercial) and the merger of First United National Bank and Trust Company (hereinafter, First United); into Commercial Federal Bank (hereinafter, Bank). The conclusions presented herein represent our understanding of the transaction as represented to us in the Reorganization and Merger Agreement between Commercial and Bank and Company and First United dated September 11, 1997 (hereinafter, Merger Agreement), your letter of representations dated ________ __, 199_, the Consulting Agreement dated ________ __, 1997 between J. Thomas Burcham (hereinafter, Burcham) and Commercial, a letter of representations dated __________ __, 199_, received from Company, a letter of representation received from Housley, Kantarian & Bronstein dated _________ __, 199_, Form S-4 dated _______ __, 199_, the facts as set forth below, and Federal income tax law as it exists today.


FACTS
-----

Company is headquartered in Great Bend, Kansas is incorporated under ____ law and is a holding company that conducts no independent business activity. Company's primary asset is the stock it owns in First United. Company is authorized to issue ___________ shares of common stock, par value $__.__ per share. Company's stock is owned by 23 shareholders, of which Burcham owns directly __.__% of the total shares outstanding.

Board of Directors
_________ __, 199_
Page 2


First United is incorporated under the laws of _________. First United is a banking institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of loans to its customers. First United is authorized to issue __________ shares of common stock, par value $__.__ per share, and __________ shares of preferred stock. At the merger date, First United will have ________ shares of common stock outstanding, and ________ outstanding shares of preferred stock. For federal income tax purposes, First United joins in the filing of a consolidated corporate income tax return with Company.

United also owns all of the outstanding stock of Missouri Bank & Trust Company (hereinafter, Missouri Bank), minority equity interests in various other financial institutions and certain other assets (hereinafter, the Other Assets). Prior to December 31, 1997, Company will distribute the stock of Missouri Bank to Company's shareholders in a transaction (hereinafter, the Spin-Off) intended to qualify under Section 355(1) and sell the Other Assets to Burcham. Prior to the Spin-Off, Company may sell a portion of Missouri Bank stock for cash at a price which is not below an agreed upon minimum.

Commercial is headquartered in Omaha, Nebraska, is a unitary non-diversified savings and loan holding company incorporated under Nebraska law and is a holding company that conducts no independent business activity. Commercial's primary asset is the stock it owns in Bank. Commercial is authorized to issue ___________ shares of common stock, par value $.01 per share and _____________ shares of preferred stock, par value $0.01 per share. At the merger date, Commercial will have _____________ shares of common outstanding and no shares of preferred stock outstanding. Commercial's common stock is traded over the New York Stock Exchange.

Bank is incorporated under the laws of the United States. Bank is a savings institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of mortgage loans for the purpose of constructing, financing or refinancing one- to four-family dwellings, and other residential and commercial real estate. Bank is authorized to issue ___________ shares of common stock, par value $.01 per share and __________ shares of preferred stock, no par value. At the merger date, Bank will have ____________ shares of common stock outstanding and no shares of preferred stock outstanding. For federal income tax purposes, Bank joins in the filing of a consolidated corporate income tax return with Commercial.

-------------------

(1) All references herein to Sections or Code are to the Internal Revenue Code of 1986, as amended.

Board of Directors
_________ __, 199_
Page 3


is authorized to issue ____________ shares of common stock, par value $.01 per share and ___________ shares of preferred stock, no par value. At the merger date, Bank will have _______________ shares of common stock outstanding and no shares of preferred stock outstanding. For federal income tax purposes, Bank joins in the filing of a consolidated corporate income tax return with Commercial.

Commercial and Company have determined that a number of business reasons exist for the mergers including:

[INFORMATION TO BE PROVIDED BY COMMERCIAL FEDERAL.]

The proposed mergers will be completed as follows and in the following order:

1) Upon approval by the shareholders of both Company and Commercial and pursuant to the corporation laws of the States of Nebraska and Kansas, Company will merge with and into Commercial, with Commercial surviving and Company ceasing to exist. (Hereinafter, the merger of Company with and into Commercial will be referred to as the Acquisition Merger).

2) Company's shareholders will exchange each share of Company common stock as follows:

     .  If the Average New York Stock Exchange (hereinafter NYSE) Closing Price
       (as defined in the Merger Agreement) is equal to or less than $42.00, but equal to or greater than $36.00, the number of shares of Commercial common stock to be received (hereinafter, the Per Share Stock Consideration) equals the quotient that results by dividing the Per Share Purchase Price (as defined in the Merger Agreement) by the average NYSE Closing Price.

     .  If the Average NYSE Closing Price is less than $36.00, the Per Share
       Stock Consideration equals that number of shares of Commercial common stock which would have been issued as the Per Share Stock Consideration if the Average NYSE Closing Price was $36.00.

Board of Directors
_________ __, 199_
Page 4


     .  If the Average NYSE Closing Price is greater than $42.00, the Per Share
       Stock Consideration equals the number of shares of Commercial common stock which would have been issued as the Per Share Stock Consideration if the Average NYSE Closing Price was $42.00.

     . If the Average NYSE Closing Price is less than $33.15, the quotient obtained by dividing the Average NYSE Closing Price by the Starting Price (as defined in the Merger Agreement) is less than the Index Trigger (as defined in the Merger Agreement), and if Company elects to otherwise terminate the Acquisition Merger, Commercial may increase the consideration to be received by the holders of Company common stock by adjusting the Exchange Ratio (as defined in the Merger Agreement) to equal the lesser of i) the quotient obtained by dividing a) the product of $33.15 and the Exchange Ratio (as then in effect) by b) the Average NYSE Closing Price and ii) the quotient obtained by dividing a) the product of the Index Trigger (as defined in the Merger Agreement) and the Exchange Ratio (as then in effect) and the Starting Price (as defined in the Merger Agreement) by b) the Average NYSE Closing Price.

1) Commercial will not issue fractional shares but instead will distribute cash to the Company shareholders to the extent of fractional shares. Any shares of Company common stock held by a shareholder who dissents from the Acquisition Merger are entitled under the Kansas General Corporation Act to obtain payment for the value of such shares, pursuant to the applicable provisions of such Act. Payment to dissenting shareholders will be made either by Company (if such dissent occurs prior to the Acquisition Merger) or by Commercial (if such dissent occurs simultaneous with the Acquisition Merger).(2)

2) Other than shares placed in escrow pursuant to the Merger Agreement and Indemnity Agreement discussed below, all shares of Commercial common stock to be exchanged as

--------------------

(2) Commercial's performance under the terms of the Merger Agreement is conditioned on none of the Company shareholders electing dissenter and appraisal rights pursuant to the Kansas General Corporation Act.

Board of Directors
_________ __, 199_
Page 5


     a result of the Acquisition Merger will be issued to the former Company common shareholders at the consummation of such merger.

3) Following the Acquisition Merger and pursuant to the corporation laws of the United States, First United will merge with and into Bank, with Bank surviving. (Hereinafter, the merger of First United with and into Bank will be referred to as the Bank Merger.) As a result of the Bank Merger, the shares of First United common stock issued and outstanding immediately prior to the transfer will be canceled and the shares of Bank stock outstanding immediately before the merger will constitute the only shares of capital stock of Bank. Following the transaction, First United will cease to exist.

Commercial and Burcham have also entered into an Indemnity Agreement. Under the terms of the Indemnity Agreement, Burcham has agreed to indemnify and hold harmless Commercial from any liability actually incurred following the Acquisition Merger for i) additional tax; ii) claims or liabilities asserted against Commercial (including in its capacity as successor to Company) relating to the Missouri Bank the Other Assets (as defined in the Merger Agreement); and,
iii) any income tax liability not reflected on Company's books and records as of the Acquisition Merger. If Commercial seeks indemnification, proper notice must be given to Burcham. In addition, Burcham has the right to receive adequate information about the claim(s) asserted and participate in Commercial's defense.

Following the Acquisition Merger, Burcham will deposit shares of Commercial common stock having a fair market value as of the Acquisition Merger equal to $1 million in an Escrow Fund. Burcham will be entitled to all cash dividends paid by Commercial on the stock held in escrow as well as all voting rights on such stock. At such time as Commercial is entitled to indemnification from Burcham and he has failed to pay such amount, Commercial may recover the indemnified amount by directing the escrow agent to sell the appropriate number of shares of Commercial common stock. If the indemnified amount exceeds the value of the Commercial shares held in escrow, Commercial may demand payment of the difference from Burcham. The Escrow Fund

Board of Directors
_________ __, 199_
Page 6


will terminate upon the earlier of the final settlement of any tax claims attributable to Company's final income tax returns or expiration of the applicable statute of limitations. Any Commercial stock or other property (including cash) remaining in the Escrow Fund are to be returned to Burcham.


REPRESENTATIONS
---------------

Acquisition Merger
------------------

In your letter dated _______ __, 199_, the following representations of fact were made regarding the Acquisition Merger:

 .    The fair market value of the Commercial stock received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the exchange.

 .    Commercial has no plan or intention to re-acquire any of its stock issued in the transaction.

 .    Following the transaction, Commercial intends to continue Company's historic business or use a significant portion of Company's historic business assets in a business.

 .    In contemplation of the Acquisition Merger, Company intends to distribute the stock of Missouri Bank to Company's shareholders in the Spin-Off and sell the Other Assets to Burcham. For purpose of this representation, it should be noted that contemporaneous with the Acquisition Merger, the assets which Company will spin-off or sell will represent less than 66% of the total value of Company's assets immediately prior to such disposition/distribution.

 .    Commercial has no plan or intention to sell or otherwise dispose of any assets of Company acquired in the transaction, except for the disposition of the stock of First United in the Bank Merger, dispositions made in the ordinary course of business, or transfers described in Section 368(a)(2)(C).

 .    Commercial will pay its own expenses, if any, incurred in connection with the transaction.

Board of Directors
_________ __, 199_
Page 7


 .    There is no intercorporate indebtedness existing between Company and
     Commercial that was issued, acquired, or will be settled at a discount.

 .    Commercial is not an investment company as defined in Section
     368(a)(2)(F)(iii) and (iv). The term investment company in this context means a corporation 50% or more of the value of whose total assets are stock and securities and 80% of more of the value of whose total assets are assets held for investment. In making the 50% and 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets.

 .    The payment of cash in lieu of fractional shares of Commercial is solely for the purpose of avoiding the expense and inconvenience to Commercial of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration to be paid in the transaction to the Company shareholders, instead of issuing fractional shares of Commercial stock, will not exceed 1% of the total consideration to be given in the transaction to the Company shareholders in exchange for their shares of Company stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash in an amount equal to or greater than the value of one full share of Commercial stock.

 .    The shares of Commercial common stock placed in escrow under the terms of the Indemnity Agreement of ___________ __, 199_, will be issued and outstanding under the applicable Nebraska corporation statutes and will be so reported on Commercial's balance sheet following the Acquisition Merger.

In its letter of ___________ __, 199_, Housley, Kantarian & Bronstein indicated that, in their opinion, the Acquisition Merger will qualify as a merger under the applicable laws of Nebraska and Kansas.

Board of Directors
_________ __, 199_
Page 8


In its letter of ________ __, 1997, Company made the following representations of fact regarding the Acquisition Merger:

 .    The fair market value of the Commercial stock received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the exchange.

 .    There is no plan or intention by the shareholders of Company who own 1% or more of the Company common stock, and to the best of the knowledge of the management of Company, there is no plan or intention on the part of the remaining common shareholders of Company to sell, exchange, or otherwise dispose of a number of shares of Commercial stock received in the transaction that would reduce the Company shareholders' ownership of Commercial stock to a number of shares having a value, as of the date of the transaction, of less than 50% of the value of all of the formerly outstanding common stock of Company as of the same date. For purposes of this representation, shares of Company common stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Commercial stock will be treated as outstanding Company common stock on the date of the transaction. For purposes of this representation, the value of Company will include the value of Missouri Bank as well as the value of the Other Assets purchased by Burcham. Moreover, shares of Company common stock and shares of Commercial stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

 .    The liabilities of Company assumed by Commercial and the liabilities to which the transferred assets of Company are subject were incurred by Company in the ordinary course of its business.

 .    Company and the shareholders of Company will pay their respective expenses, if any, incurred in connection with the transaction.

 .    There is no intercorporate indebtedness existing between Company and
     Commercial that was issued, acquired, or will be settled at a discount.

Board of Directors
_________ __, 199_
Page 9


 .    Company is not an investment company as defined in Section
     368(a)(2)(F)(iii) and (iv). The term investment company in this context means a corporation 50% or more of the value of whose total assets are stock and securities and 80% of more of the value of whose total assets are assets held for investment. In making the 50% and 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets.

 .    Company is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

 .    The fair market value of the assets of Company transferred to Commercial will equal or exceed the sum of the liabilities assumed by Commercial plus the amount of liabilities, if any, to which the transferred assets are subject.

 .    None of the compensation received by any shareholder-employees or consultants of Company will be separate consideration for, or allocable to, any of their shares of Company stock; none of the shares of Commercial stock received by any Company shareholder-employees or consultants will be separate consideration for, or allocable to, any employment or consulting agreement; and the compensation paid to any Company shareholder-employees or consultants will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

 .    The business reason for establishing the Escrow Fund pursuant to the
     Indemnity Agreement is to indemnify Commercial for additional Company income taxes, other claims or liabilities asserted against Commercial relating to Missouri Bank, and any income tax liability not reflected on Company's books and records as of the Acquisition Merger.

 .    No shares of Commercial placed in the Escrow Fund established pursuant to the Indemnity Agreement will be subject to restrictions requiring their return to Commercial because of death, failure to continue employment, or similar restrictions.

 .    At least 50% of the number of Commercial common shares initially issued to
     Burcham will not be subject to the Indemnity Agreement.

Board of Directors
_________ __, 199_
Page 10


 .    The return of Commercial common stock held by the Escrow Fund under the terms of the Indemnity Agreement will not be attributable to an event the occurrence or non-occurrence of which is within the control of Commercial.

 .    As set forth in the Indemnity Agreement, the mechanism for the calculation of the number of Commercial shares to be returned to Commercial is objective and readily ascertainable.

Board of Directors
_________ __, 199_
Page 11


Bank Merger
-----------

In your letter dated _________ __, 199_, the following representations of fact were made regarding the Bank Merger:

 .    Following the transaction, Bank intends to continue the historic business of First United or use a significant portion of the historic business assets of First United in a business.

 .    Bank has no plan or intention to sell or otherwise dispose of any of the assets of First United acquired in the Bank Merger, except for dispositions made in the ordinary course of business, or transfers described in Section 368(a)(2)(C).

 .    Commercial has no plan or intention to sell or otherwise dispose of the stock of Bank following its merger with First United.

 .    Bank, First United and Commercial will each pay its own expenses, if any, incurred in connection with the transaction.

 .    There is no intercorporate indebtedness existing between First United and
     Bank that was issued, acquired, or will be settled at a discount.

 .    Bank is not an investment company as defined in Section 368(a)(2)(F)(iii)
     and (iv). The term investment company in this context means a corporation 50% or more of the value of whose total assets are stock and securities and 80% of more of the value of whose total assets are assets held for investment. In making the 50% and 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets.

In its letter of ___________, __, 199_, Housley Kantarian & Bronstein indicated that, in their opinion, the Bank Merger will qualify as a merger under the applicable federal corporation laws.

In its letter of ________ __, 199_, Company made the following representations of fact regarding the Bank Merger:

Board of Directors
_________ __, 199_
Page 12


 .    Bank will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by First United immediately prior to the transaction. For purposes of this representation, amounts paid by First United to dissenters, First United's assets used to pay their reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by First United immediately preceding the transfer, will be included as assets of First United held immediately prior to the transaction.

 .    The liabilities of First United to be assumed by Bank and the liabilities to which the transferred assets of First United are subject were incurred by First United in the ordinary course of its business.

 .    First United will pay its expenses, if any, incurred in connection with the transaction

 .    There is no intercorporate indebtedness existing between First United and
     Bank that was issued, acquired, or will be settled at a discount.

 .    First United is not an investment company as defined in Section
     368(a)(2)(F)(iii) and (iv). The term investment company in this context means a corporation 50% or more of the value of whose total assets are stock and securities and 80% of more of the value of whose total assets are assets held for investment. In making the 50% and 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets.

 .    First United is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

 .    The fair market value of the assets of First United to be transferred to
     Bank will equal or exceed the sum of the liabilities to be assumed by Bank plus the amount of liabilities, if any, to which the transferred assets are subject.

Board of Directors
_________ __, 199_
Page 13


 .    The total adjusted basis of the assets of First United transferred to Bank will equal or exceed the sum of the liabilities assumed by Bank, plus the amount of the liabilities, if any, to which the transferred assets are subject.


OPINION
-------

Acquisition Merger
------------------

Based on the facts contained herein, the Merger Agreement; the Consulting Agreement dated _______ __, 1997 between Burcham and Commercial; the representations of facts as set forth in your letter dated ________ __, 199_; the representations of fact contained in the letter of _______ __, 199_ from Company; the opinion letter of _________ __, 199_ from Housley Kantarian & Bronstein; and our assumption that the Acquisition Merger will be consummated as described in the Merger Agreement and Form S-4 as filed with the Securities and Exchange Commission, it is our opinion that the federal income tax consequences of the proposed Acquisition Merger are as follows:

 .    The merger of Company with and into Commercial, with Commercial surviving, should qualify as a reorganization within the meaning of Section 368(a)(1)(A). Company and Commercial should each be a "party to a reorganization" within the meaning of Section 368(b).

 .    Company should recognize no gain or loss on the transfer of its assets to
     Commercial in exchange for the Commercial common stock, cash, if any, and the assumption of its liabilities by Commercial, by reason of the application of Sections 361(a), 361(b) and 357(a).

 .    No gain or loss should be recognized by Company upon the distribution of the Commercial common stock to the Company shareholders, by reason of the application of Section 361(c)(1).

Board of Directors
_________ __, 199_
Page 14


 .    No gain or loss should be recognized by Commercial on the receipt of
     Company's assets in exchange for Commercial common stock, and the assumption by Commercial of Company's liabilities, by reason of the application of Section 1032(a).

 .    The basis of the assets of Company in the hands of Commercial should be the same as the basis of such assets in the hands of Company immediately prior to the reorganization, by reason of the application of Section 362(b).

 .    The holding period of the property acquired by Commercial from Company should include the holding period of such property in the hands of Company immediately prior to the reorganization, by reason of the application of
     Section 1223(2).

 .    No gain or loss should be recognized by the former Company shareholders upon the exchange of their Company common stock for the Commercial common stock (including fractional shares which they otherwise might be entitled to receive), by reason of the application of Section 354(a).

 .    The basis of the Commercial common stock (including fractional share interests a Company shareholder would otherwise be entitled to receive) to be received by a Company shareholder who exchanges Company stock for Commercial common stock should be the same as the basis of the Company stock surrendered in the exchange by reason of Section 358(a)(1).

 .    The holding period of the Commercial common stock (including fractional share interests that they would otherwise be entitled to receive) to be received by Company shareholders should, in each instance, include the holding period of the Company shares surrendered in the exchange, provided Company stock was held as a capital asset on the date of the exchange, by reason of the application of Section 1223(1).

 .    Commercial as the survivor should succeed to and take into account as of the close of the day of the distribution or transfer the items of Company described in Section 381(c) , subject to the conditions and limitations specified in Sections 381(b) and 381(c), by reason of the application of
     Section 381(a)(2).

Board of Directors
_________ __, 199_
Page 15


 .    As provided in Section 381(c)(2) and Regulation Section 1.381(c)(2)-1(3)
     Commercial as the survivor should succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Company as of the date or dates of transfer. Any deficit in earnings and profits of either Commercial or Company should be used only to offset earnings and profits accumulated after the date of transfer.

 .    Cash received by a shareholder of Company otherwise entitled to receive a fractional share of Commercial common stock in exchange for his Company stock should be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Commercial. These cash payments should be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a). This receipt of cash should result in gain or loss measured by the difference between the basis of such fractional share interest and the cash received. Such gain or loss should be capital gain or loss to the former Company shareholder, provided the Company stock was a capital asset in such former shareholder's hands and as such, will be subject to the provisions and limitations of Subchapter P of Chapter 1 (Rev. Rul. 66-365, 1966-1 C.B. 116; and Rev. Rul. 77-41, 1977-2 C.B. 574).

 .    Where cash is received by a dissenting shareholder of Company, such cash should be treated as received by the dissenting shareholder as a distribution in redemption of his stock, subject to the provisions and limitations of Section 302.


Bank Merger
-----------

Based on the facts contained herein; the Merger Agreement, the representations of facts as set forth in your letter dated ____________ __, 199_; the representations of fact contained in the letter of _________ __, 199_, from Company; the opinion letter of Housley Kantarian & Bronstein of _______ __, 199_ that the Bank Merger will qualify as a merger under the applicable laws of the United States; and our assumption that the Bank Merger will be

--------------------

(3) All references herein to the Regulations are to the Income Tax Regulations issued by the Department of the Treasury as of the date of this letter.

Board of Directors
_________ __, 199_
Page 16


consummated as described in the Merger Agreement and Form S-4 as filed with the Securities and Exchange Commission, it is our opinion that the federal income tax consequences of the proposed Bank Merger are as follows:

 .    The merger of First United with and into Bank, with Bank surviving, should qualify as a reorganization within the meaning of Section 368(a)(1)(A). First United and Bank should each be a "party to a reorganization" within the meaning of Section 368(b).

 .    First United should recognize no gain or loss on the transfer of its assets to Bank in constructive exchange for the stock of Bank and the assumption of First United's liabilities by Bank, by reason of the application of Sections 361(a), 357(a) and Section 357(c).

 .    No gain or loss should be recognized by Bank on the receipt of First
     United's assets in constructive exchange for Bank stock, and the assumption by Bank of First United's liabilities, by reason of the application of
     Section 1032(a).

 .    The basis of the assets of First United in the hands of Bank should be the same as the basis of such assets in the hands of First United immediately prior to the reorganization, by reason of the application of Section 362(b).

 .    The holding period of the property acquired by Bank from First United should include the holding period of such property in the hands of First United immediately prior to the Bank Merger, by reason of the application of Section 1223(2).

 .    No gain or loss should be recognized by Commercial upon the constructive exchange of Bank stock for First United common stock, by reason of the application of Section 354(a)(1).

 .    The basis of the Bank stock held by Commercial after the Bank Merger should be the same as the basis in the stock immediately before the merger, plus its basis in the First United stock canceled in the merger, by reason of the application of Section 358(a).(4)

-------------------

(4) The Internal Revenue Service sometimes treats reorganizations structured like the Bank Merger as a reorganization within the meaning of Section 368(a)(1)(A) by reason of the application of Section 368(a)(2)(D) of the Code. If the Bank Merger is a

Board of Directors
_________ __, 199_
Page 17


 .    The holding period of the Bank stock constructively received by Commercial in the transaction should include the period in which the First United stock was held by Commercial provided the First United stock was held as a capital asset on the date of the exchange, by reason of the application of
     Section 1223(1).

 .    Bank as the survivor should succeed to and take into account as of the close of the day of the distribution or transfer the items of First United described in Section 381(c), subject to the conditions and limitations specified in Sections 381(b) and 381(c), by reason of the application of
     Section 381(a)(2). Under Regulation Section 1.381(c)(4)-1(a)(1)(ii), Bank will succeed to and take into account the dollar amount of First United's reserve for bad debts accumulated in prior years under Section 593.

 .    As provided in Section 381(c)(2) and Section 1.381(c)(2)-1 of the
     Regulations, Bank as the survivor should succeed to and take into account the earnings and profits, or deficit in earnings and profits, of First United as of the date of transfer. Any deficit in earnings and profits of either First United or Bank should be used only to offset earnings and profits accumulated after the date or dates of transfer.


APPLICABLE LAW
--------------

Section 368(a)(1)(A) provides that the term "reorganization" means a statutory merger or consolidation. Regulation Section 1.368-2(b)(1) provides that in order to qualify as a reorganization under Section 368(a)(1)(A), the Acquisition Merger and the Bank Merger must be mergers effected pursuant to the applicable state or Federal corporation laws. It has been represented that the Acquisition Merger will qualify as a statutory merger under the applicable Nebraska and Kansas law and that the Bank Merger will qualify as a statutory merger under the applicable Federal law.

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reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(D), then the basis of the Bank common stock in the hands of Commercial will be increased, generally, by the net asset basis of First United. See Regulation Section 1.358-6(b) and (c).
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In addition to the requirements set forth in the statute, in order for a transaction to be a tax-free reorganization, certain requirements set forth in the regulations under Section 368 must also be met. Regulation Section 1.368-1(b) provides that the purpose of the reorganization provisions of the Code is to except from the general rule of taxability certain specifically described exchanges incident to such readjustments of corporate structures made in one of the particular ways specified in the Code as are required by business exigencies and which affect only a readjustment of continuing interest in property under modified corporate form. To qualify as a tax free reorganization under the Code, a number of criteria must be met including 1) a valid business purpose for the transaction, 2) continuity of the business enterprise under the modified corporate form and 3) continuity of ownership interest on the part of those persons who, directly or indirectly, were the owners of the enterprise prior to the reorganization.

To be treated as a reorganization described in Section 368(a)(1)(A) , the transaction must be planned and carried out for a genuine business purpose. As enumerated in the Form S-4 filed with the Securities and Exchange Commission, a number of business reasons exist for the Acquisition Merger and Bank Merger including:

[INFORMATION TO BE PROVIDED BY COMMERCIAL FEDERAL.]

Accordingly, the business purpose requirement should be met for both the Acquisition Merger and the Bank Merger.

Regulation Section 1.368-1(d) provides that continuity of business enterprise requires that the acquiring corporation either (i) continue the acquired corporation's historic business or (ii) use a significant portion of the acquired corporation's historic assets in a business. It has been represented that following the Acquisition Merger, Commercial intends to continue Company's historic business or use a significant portion of Company's historic assets in a business. It has also been represented that, in contemplation of the Acquisition Merger, Company intends to distribute the stock of Missouri Bank to Company's shareholders in the Spin-Off and sell the Other Assets to Burcham. Furthermore, it has been represented that contemporaneous with the Acquisition Merger, the assets which Company will dispose and/or distribute will represent less
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than 66% of the total value of Company's assets immediately prior to such disposition/distribution.

According to Rev. Rul. 85-198, 1985-2 C.B. 120, the continuity of business enterprise requirement of Regulation Section 1.368-1(d) is satisfied when the business of a former subsidiary of a merged bank holding company is carried on in the same manner and form indirectly, through a second tier subsidiary, of the surviving bank holding company. Though the facts are slightly different in this case as First United will merge into Bank instead of operating as a second tier subsidiary of Commercial, First United's operations will continue to be carried on indirectly through Bank. In addition, if the acquired company has more than one line of business, continuity of business enterprise requires only that the acquiring corporation continue a significant line of business and use a significant portion of the historic assets of the acquired business. In Regulation Section 1.368-1(d)(5) at Example 1, the acquired corporation had three lines of business which were approximately equal in value. Two of the three businesses were sold and it was held that the continuity of business enterprise requirement was met. Because Commercial will continue a significant line of Company's business i.e., the banking business of First United which is equal in value to at least 34% of the value of Company, it would appear that this criteria is met. Accordingly, the continuity of business enterprise requirement should be met for both Acquisition Merger and Bank Merger.

Under Regulation Section 1.368-1(b), there must be a continuing interest on the part of those shareholders who, directly or indirectly, were the shareholders of the enterprise prior to the reorganization. Rev. Proc. 77-37, 1977-2 C.B. 568 provides that the "continuity of interest" requirement of Regulation Section 1.368-1(b) is satisfied if the former shareholders of the acquired corporation own, as a result of the transaction, stock in the acquiring corporation having a value equal to at least 50%
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of the value of all of the formerly outstanding stock of the acquired corporation as of the same date. It is not necessary that each shareholder of the acquired corporation receive in the exchange stock of the acquiring corporation, which is equal in value to at least 50% of the value of his former stock interest in the acquired corporation, so long as one or more of the shareholders of the acquired corporation have a continuing interest through stock ownership in the acquiring corporation which is, in the aggregate, equal in value to at least 50% of the value of all of the formerly outstanding stock of the acquired corporation. Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of reorganization will be considered in determining whether there is a 50% continuing interest through stock ownership as of the effective date of the reorganization.

It has been represented that there is no plan or intention by shareholders of Company who own 1% or more of the common stock of Company, and to the best of the knowledge of the management of Company, there is no plan or intention on the part of the remaining Company shareholders to sell, exchange or otherwise dispose of Commercial common stock received in the merger such that the former Company shareholders will afterwards own Commercial common stock having an aggregate value which is less than 50% of the total value of all Company common stock outstanding immediately before the merger. For purposes of this representation, shares of Company common stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Company stock will be treated as outstanding Company stock on the date of the transaction. Moreover, shares of Company stock and shares of Commercial stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered.

In Rev. Rul. 68-526, 1968-2 C.B. 156, the Internal Revenue Service held that the acquisition of the assets of a parent corporation and its 60 percent owned subsidiary by another corporation for stock of that corporation and the assumption of liabilities constituted separate tax-free reorganizations when the transactions occurred pursuant to one plan of reorganization. See also Rev. Rul. 76-528, 1976-2 C.B. 103, which indicated that continuity of interest was met in Rev. Rul. 68-526 in the merger of the 60 percent owned subsidiary because of the continuing interest of the shareholders of parent corporation. Although not directly on point, if continuity is met in Rev. Rul. 68-526 it seems that continuity of interest should be met in the Bank Merger by reason of the shareholders of Company meeting the continuity of interest requirement in the Acquisition Merger. In fact, although the Internal Revenue Service no longer issues merger rulings, they have issued numerous private letter rulings in which it has held that the continuity interest requirement is met in the merger of subsidiary banks following the merger of the parent bank holding companies. See Private Letter Rulings ("PLRs") 9325026 (March 24, 1993), 9328042
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(April 21, 1993), 9317027 (January 29, 1993), 9240026 (July 6, 1992), 9247016
(August 22, 1992) and 9237031 (June 16, 1992). Although private letter rulings are not binding on the Internal Revenue Service, they do provide some indication of the Internal Revenue Service's position regarding an issue.

It has also been represented that Commercial has no plan or intention to otherwise dispose of the stock of Bank following its merger with First United. Accordingly, the continuity of interest requirement should be met in the Acquisition Merger and Bank Merger.

Based on the analysis set forth above, the Acquisition Merger and the Bank Merger should qualify as reorganizations described in Section 368(a)(1)(A).

We have determined that the placing of Commercial shares in the Escrow Fund under the terms of the Indemnity Agreement should not affect our conclusions that the Acquisition Merger and the Bank Merger should qualify as reorganizations described in Section 368(a)(1)(A). In Rev. Rul 84-42, 1984-1 C.B. 521, the Internal Revenue Service set forth guidelines regarding escrow arrangements in the context of certain reorganizations, including those qualifying under Section 368(a)(1)(A). The revenue procedure provides that, for advance ruling purposes, a portion of the stock issued in the reorganization may be placed in escrow by the exchanging shareholders for possible return to the issuing corporation under specified conditions, provided that the terms of the escrow are consistent with the following requirements:

 .    There must be a valid business reason for establishing the arrangement. It has been represented that a business reason exists for establishing the Indemnity Agreement.

 .    The escrowed stock issued and outstanding on the issuing corporation's balance sheet and is legally outstanding under applicable state law. It has been represented that the escrowed stock will be issued and outstanding under the applicable Nebraska corporation statutes and will be so reported on Commercial's balance sheet following the Acquisition Merger.

 .    All dividends paid on the escrowed stock will be distributed currently to the exchanging shareholder. The Indemnity Agreement provides that all dividend payments attributable to Commercial common stock held in escrow are to be paid to Burcham.
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 .    All voting rights of the escrowed stock are exercisable by or on behalf of the shareholders or their authorized agent. The Indemnity Agreement provides that Burcham will retain all voting rights with regard to Commercial common stock held in escrow.

 .    No shares of escrowed stock are subject to restrictions requiring their return to the issuing corporation because of death, failure to continue employment, or similar restrictions. It has been represented that the Commercial shares placed in the Escrow fund will not be subject to restrictions requiring their return to Commercial because of death, failure to continue employment, or similar restrictions.

 .    All escrowed stock is released from the arrangement within 5 years from the date of consummation of the transaction (except where there is a bona fide dispute as to whom the escrowed stock should be released). The Indemnity Agreement provides that its term will end upon the later of the final settlement of any tax claims attributable to Company's final income tax returns or expiration of the applicable statute of limitations with regard to income taxes. See, Carlberg, 281 F2nd 507 (8th Cir. 1960) and James C. Hamrick, 42 TC 757 (1950).

 .    At least 50 percent of the number of shares of each class of escrowed stock issued initially to the shareholders (exclusive of shares of escrowed stock to be issued at a later date as described in 1 above) is not subject to the arrangement. It has been represented that at least 50% of the number o commercial common shares issued initially to Burcham will not be subject to the Indemnity Agreement.

 .    The return of escrowed stock from the escrow will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the shareholders. It has been represented that the return of escrowed shares to Commercial will not be attributable to an event the occurrence or non-occurrence of which is within the control of Commercial.

 .    The return of escrowed stock will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of the shareholders or the corporation either (a) with respect to the reorganization, or (b) when the reorganization involves persons related within the meaning of Section 267(c)(4). The Indemnity Agreement applies to additional tax paid following the Acquisition Merger which is attributable to
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claims relating to Missouri Bank and income tax liabilities not reflected on the
Company's books and records as of the Acquisition Merger.

 .    The mechanism for the calculation of the number of shares of escrowed stock to be returned is objective and readily ascertainable. It has been represented that the mechanism for the calculation of the number of Commercial shares to be returned to Commercial is objective and readily ascertainable.

Based on the representations made by Commercial and Company with regard to the Indemnity Agreement, our review of the Indemnity Agreement, our understanding of the facts, and our assumption that the Escrow Fund will be managed as described in the Indemnity Agreement, the guidelines set forth in Rev. Proc. 84-42 should be substantially complied with, and as a result, the fact that shares of Commercial common stock will be held in the Escrow Fund should not affect the qualification of the Acquisition merger under Section 368(a)(1)(A).

Section 368(b)(2) provides that, in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another, the term "a party to a reorganization" includes both corporations. Accordingly, in the Acquisition Merger, Company and Commercial each should be a party to a reorganization. In addition, in the Bank Merger, First United and Bank each should be a party to a reorganization.

Section 361(a) provides that no gain or loss shall be recognized to a corporation if such corporation is a party to a reorganization and exchanges property, pursuant to a plan of reorganization, solely for stock or securities in another corporation who also is a party to the reorganization.

Section 357(a) provides that if the taxpayer receives property which would be permitted to be received under Section 361 without the recognition of gain if it were the sole consideration, and as part of the consideration, another party to the exchange assumes a liability of the taxpayer, or acquires from the taxpayer property subject to a liability, then such assumption or acquisition shall not be treated as money or other property, and will not prevent the exchange from being within the provisions of Section 361.
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Section 357(c) provides that in an exchange of property described under Section
368(a)(1)(D)(5), if the sum of the liabilities assumed plus the amount of the liabilities to which the property is subject, exceeds the basis of the property transferred pursuant to the exchange, then such excess shall be considered gain from the sale of a capital asset or of property which is not a capital asset, as the case may be.

Because Company and Commercial each should be a party to a reorganization and the cash, if any, will be distributed pursuant to the Merger Agreement, no gain or loss should be recognized to Company on the transfer of its property to Commercial in exchange for Commercial common stock and cash, if any. In Rev. Rul. 70-240, 1970-1 C.B. 81, the Internal Revenue Service held that the transfer of property by one corporation, X, to another, Y, where the stock of both corporations are owned 100% by one shareholder, B, is treated as a constructive issuance of Y stock. See also Rev. Rul. 75-383, 1975-2 C.B. 127. Further, because First United and Bank should be a party to a reorganization and it has been represented that the adjusted basis of the assets transferred will exceed the sum of the liabilities assumed, plus the liabilities to which the transferred assets are subject, no gain or loss should be recognized to First United on the transfer of its property in constructive exchange for Bank stock in the Bank Merger.

Section 361(c)(1) provides that except as provided in Section 361(c)(2), no gain or loss is recognized to a corporation, which is a party to a reorganization, on the distribution to its shareholders of property pursuant to a plan of reorganization. Section 361(c)(2) provides that the general rule of Section 361(c)(1) does not apply if the corporation distributes property other than "qualified property". Qualified property includes stock in a corporation which is a party to the reorganization if such stock is received by the distributing corporation in the exchange. In the Acquisition Merger, except for cash that may be received by dissenting shareholders, the sole consideration the Company shareholders receive is Commercial stock. Because Commercial should be a party

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(5) Section 368(a)(1)(D) provides that a reorganization includes a transfer by a corporation of all or a part of its assets to another corporation if immediately after the transfer the transferor, or one or more or its shareholders is in control of the corporation to which the assets are transferred; but only if, pursuant to the plan, stock or securities of the corporation to which the assets are transferred are distributed in a transaction which qualifies under Section 354, 355 or 356. Section 354(a)(1) provides that no gain or loss will be recognized if stock or securities in a corporation a party to a reorganization are, pursuant to the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation a party to the reorganization. Section 354(b)(1) states, in part, that the receipt of stock in an exchange pursuant to a reorganization within the meaning of Section 368(a)(1)(D) of the Code does not give rise to gain or loss where the corporation to which the assets are transferred acquires substantially all of the properties of the transferor. In the Bank Merger, Bank will acquire all the assets of First United and Commercial will be in control of First United and Bank, thus, the transaction may also qualify as a reorganization under Section 368(a)(1)(D).
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to a reorganization, and the Commercial stock is received by Company in the
Acquisition Merger, Commercial stock should be qualified stock. Accordingly, no gain or loss should be recognized by Company on the distribution of Commercial stock to the former Company shareholders pursuant to the Merger Agreement. In the Bank Merger, Commercial is constructively receiving solely Bank stock. Because Bank should be a party to a reorganization and Bank stock is constructively received in the Bank Merger, the constructive Bank stock should be qualified stock. Accordingly, no gain or loss should be recognized by First United on the distribution of the constructive Bank stock to Commercial pursuant to the Merger Agreement.

Section 1032(a) provides that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock of such corporation. In the Acquisition Merger, Company will merge with and into Commercial. Accordingly, Commercial should not recognize any gain or loss as a result of the exchange of its stock for the property of Company. In the Bank Merger, First United will merge with and into Bank. Accordingly, Bank should not recognize any gain or loss as a result of the constructive exchange of its stock for the property of First United.

Section 362(b) provides that if property was acquired by a corporation in connection with a reorganization, the basis of such property is the same as it was in the hands of the transferor, increased in the amount of gain recognized to the transferor on such transfer. Because Commercial should receive property from Company in connection with a reorganization within the meaning of Section 368(a)(1)(A) and Company should recognize no gain or loss on the transfer, the basis of the assets received by Commercial should be the same as the basis of those assets in the hands of Company immediately prior to the Acquisition
Merger. Because Bank should receive property from First United in connection with a reorganization under Section 368(a)(1)(A) and Bank should recognize no gain or loss on the transfer, the basis of the assets
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received by Bank should be the same as the basis of those assets in the hands of
First United immediately prior to the Bank Merger.

Section 1223(2) provides that, in determining the period for which the taxpayer has held property, however acquired, there shall be included the period for which such property was held by any other person, if such property has, for purposes of determining gain or loss from a sale or exchange, the same basis (in whole or in part) in his hands as it would have had in the hands of such other person. Because the basis of the assets to be received by Commercial from Company should be the same as the basis of those assets in the hands of Company immediately prior to the transfer, the holding period for the assets of Company to be received by Commercial should include the period during which such assets were held by Company. Because the basis of the assets to be received by Bank from First United should be the basis of those assets in the hands of First United immediately prior to the transfer, the holding period for the assets of First United to be received by Bank should include the period during which such assets were held by First United.

Section 354(a)(1) provides that no gain or loss is recognized if stock or securities in a corporation a party to a reorganization are, pursuant to the plan of reorganization, exchanged solely for stock or securities of another corporation a party to the reorganization.

In the Acquisition Merger, because Company and Commercial are each a party to a reorganization and the Company shareholders are exchanging Company stock solely for Commercial stock, the shareholders of Company should recognize no gain or loss on the exchange of the Company stock for Commercial stock (including fractional share interests that they would otherwise be entitled to receive.)

In addition, because Bank and First United are each a party to a reorganization and Commercial should be treated as constructively receiving solely Bank stock, Commercial should recognize no gain or loss on the constructive exchange of First United stock for Bank stock.

Section 358(a)(1) provides that, in the case of an exchange to which Section 354 applies, the basis of the property permitted to be received under Section 354 without the recognition of gain or loss shall be the same as that of the property exchanged, decreased by (i) the fair market value
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of any other property (except money) received by the taxpayer, (ii) the amount of any money received by the taxpayer, and (iii) the amount of loss to the taxpayer which was recognized on such exchange, and increased by (i) the amount which was treated as a dividend, and (ii) the amount of gain to the taxpayer which was recognized on such exchange (not including any portion of such gain which was treated as a dividend).

Because the Acquisition Merger should constitute an exchange to which Section 354 applies, the basis of the Commercial common stock (including the fractional share interests that they would otherwise be entitled to receive) in the hands of the Company shareholders should be the same as the basis of the Company stock held immediately before the exchange.

Because the Bank Merger should constitute an exchange to which Section 354 applies, the basis of the constructive Bank common stock in the hands of Commercial should be the same as the basis of the First United stock exchanged. Thus, Commercial's basis in the Bank stock should equal the basis of such stock held immediately prior to the Bank Merger, plus its basis in the First United stock canceled as a result of the Bank Merger.(6)

Section 1223(1) provides that, in determining the period for which the taxpayer has held a capital asset (as defined in Section 1221 or Section 1231) received in an exchange, there shall be included the period for which the taxpayer held the property exchanged if the property has, for the purpose of determining gain or loss from a sale or exchange, the same basis (in whole or in part) in its hands as the property exchanged. Because the basis of the Commercial common stock (including fractional share interests that they would otherwise be entitled to receive) held by the Company shareholders following the Acquisition Merger should have the same basis as the Company stock exchanged, and provided the Company stock exchanged was a capital asset on the date of the exchange, the holding period of the Commercial common stock should include the period for which the Company stock was held. Because the basis of the Bank common stock constructively received by Commercial should have the same basis as the First United common

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(6) The Internal Revenue Service sometimes treats reorganizations structured like the Bank Merger as a reorganization within the meaning of Section 368(a)(1)(A) by reason of the application of Section 368(a)(2)(D) of the Code. If the Bank Merger is a reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(D), then the basis of the Bank common stock in the hands of Commercial will be increased, generally, by the net asset basis of First United. See Regulation Section 1.358-6(b) and (c).
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stock, the holding period of Commercial in the Bank common stock constructively received should include the period for which the First United common stock was held, provided that such stock was a capital asset on the date of the exchange.

Section 381(a)(2) provides that in the case of the acquisition of the assets of another corporation in a transfer to which Sections 361 and 368(a)(1)(A) apply, the acquiring corporation succeeds to and takes into account, as of the close of the day of such transfer, the items of the transferor described in Section 381(c), subject to the conditions and limitations specified in Section 381(b) and (c). Regulation Section 1.381(a)-1(a) provides that the items of the transferor described in Section 381(c), which the acquiring corporation succeeds to and takes into account are subject to the provisions and limitations specified in Sections 381, 382, 383, and 384 and the regulations thereunder. Because the Acquisition Merger is a transaction to which Sections 361 and
Section 368(a)(1)(A) should apply, Commercial should succeed to and take into account the items of Company described in Section 381(c), subject to the conditions and limitations specified in Section 381(b) and (c). Because the Bank Merger is a transaction to which Sections 361 and Section 368(a)(1)(A) should apply, Bank should succeed to and take into account the items of First United described in Section 381(c) subject to the conditions and limitations specified in Section 381(b) and (c).

Regulation Section 1.381(c)(4)-1(a)(1)(ii) provides that, in a transaction to which Sections 361 and 368(a)(1)(A) apply, the acquiring corporation takes into its accounts the dollar balances of those accounts of the transferor corporation which represent reserves for which the transferor corporation has claimed a deduction in computing its taxable income for taxable years ending on or before the date of distribution. Because the Bank Merger is a transaction to which Sections 361 and Section 368(a)(1)(A) should apply, Bank should succeed to and take into account the dollar amount of Savings' reserve for bad debts accumulated in prior years under Section 593.

Section 381(c)(2) and Regulation Section 1.381(c) (2)-1 provide that in the case of a transfer described in Section 381(a), the earnings and profits of the transferor corporation or deficit in earnings and profits, are deemed to have been received or incurred by the acquiring corporation as of the close of the date of the transfer, except that any deficit in earnings or profits of either the transferor or the transferee will be used only to offset earnings and profits accumulated after the
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date of the transfer. Because the merger of Company into Commercial should be a transfer described in Section 381(a), the earnings and profits, or deficit in earnings and profits, of Company should be deemed to have been received or incurred by Commercial as of the close of the date of transfer, except that any deficit in earnings and profits of Company on the one hand, or Commercial on the other hand, should be used only to offset earnings and profits accumulated after the date of the transfer. Because the merger of First United with and into Bank should also be a transfer described in Section 381(a), the earnings and profits, or deficit in earnings and profits, of First United should be deemed to have been received or incurred by Bank as of the close of the date of transfer, except that any deficit in earnings and profits of First United on the one hand, or Bank on the other hand, should be used only to offset earnings and profits accumulated after the date of the transfer.

Rev. Rul. 66-365, provides that cash received by a shareholder as part of a plan of reorganization under Section 368(a)(1)(A) , which is attributable to fractional shares of stock of the acquiring corporation, will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by the acquirer. Under Section 302(a), such cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed provided the redemption is not essentially equivalent to a dividend.

Rev. Proc. 77-41, provides that the IRS will issue an advance ruling under
Section 302(a) that cash to be distributed to shareholders in lieu of fractional share interests arising in corporate reorganizations will be treated as having been received in part or in full payment in exchange for the stock redeemed if the cash distribution is undertaken solely for the purpose of saving the corporation the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained for consideration. The purpose of the transaction giving rise to the fractional share interest, the maximum amount of cash that may be received by any one shareholder, and the percentage of the total consideration that will be cash are among the factors that will be considered in determining whether a ruling is to be issued.

It has been represented that the payment of cash in lieu of fractional shares of Commercial stock is solely for the purpose of avoiding the expense and inconvenience to Commercial of issuing fractional shares and does not represent separately bargained for consideration. The total cash
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consideration that will be paid in the transaction to the Company shareholders instead of issuing fractional shares of Commercial common stock will not exceed one percent of the total consideration that will be issued in the transaction to the Company shareholders in exchange for their shares of Company stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash attributable to the fractional shares in an amount equal to or greater than the value of one full share of Commercial common stock.

Accordingly, cash received by a shareholder of Company otherwise entitled to receive a fractional share of Commercial common stock in the exchange for Company common stock should be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Commercial. These cash payments should be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a). The receipt of cash should result in gain or loss measured by the difference between the shareholder's basis of such fractional share interest exchanged and the cash received. Such gain or loss should be capital gain or loss to a Company shareholder, provided the Company shareholder's common stock was a capital asset in the shareholder's hands and, as such, would be subject to the provisions and limitations of Subchapter P of Chapter 1.

Section 302(b)(3) provides that if a redemption is in complete redemption of the stock of a corporation owned by a shareholder, such redemption shall be treated as a distribution in part or in full payment in exchange for such stock. In the proposed transaction, former shareholders of Company who dissent to the proposed merger will receive a cash distribution equal to the fair market value of the stock at the time of the redemption. Accordingly, to the extent cash is received by a dissenting Company shareholder, such cash should be treated as received by the Company shareholder as a distribution in redemption of his stock subject to the provisions and limitation of Section 302.

                          *   *  *  *  *  *  *  *  *

Our opinion is based solely upon:

     .    The representations, information, documents, and facts
("representations") referred to in this letter;
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     .    Our assumption (without independent verification or review) that all of the representations and all of the original, copies, and signatures of documents are accurate, true and authentic;

     . Our assumption (without independent verification or review) that there will be timely execution and delivery of, and performance as required by the representations and documents;

     . Our assumption (without independent verification or review) that all documents pertaining to the proposed transaction and provided for our review are accurate, true and authentic.

Our opinion is limited to those expressed above and we express no opinion with regard to any sections of the Code other than those referred to above. We express no opinion with regard to the taxation of the proposed transaction described herein under the laws of any state, local or foreign jurisdiction. We express the opinions contained herein as of the date of this letter only.

We express no opinion regarding the federal income tax consequences to Company or its shareholders regarding the Spin-Off or the sale of Other Assets to Burcham.

We express no opinion regarding the federal income tax consequences to Burcham or any other Company shareholder of any payments made by Burcham or made by the Escrow Fund under the terms of the Indemnity Agreement.

In providing our opinion, we have necessarily relied on the relevant provisions of the Code the regulations thereunder, and judicial and administrative interpretations thereof which exist as of the date of this letter, all of which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. If there are any significant changes to the federal income tax authorities cited above (changes for which we have no responsibility to advise you), our opinion may become invalid and/or necessitate (upon your request) reconsideration. Our opinion is not binding on the Internal Revenue Service.

Board of Directors
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Page 32


This opinion letter is solely for your information, for the information of your shareholders, for the information of the Company shareholders and inclusion in Form S-4 as filed with the Securities and Exchange Commission with regard to the transaction described herein. Other than the uses indicated in the preceding sentence, our opinion may not be relied upon, distributed, or disclosed by anyone without the prior written consent of Deloitte & Touche LLP.

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement Form S-4 of Commercial Federal Corporation. We also consent to the references to Deloitte & Touche LLP under the headings: _____________________ contained in the Prospectus/Proxy which is part of this Registration Statement.

Sincerely,


Deloitte & Touche LLP